SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 8, 2003

Advanstar, Inc. (Exact name of registrant as specified in its charter)

Delaware	333-61386	94-3243499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Boylston Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 267-6500

Item 9. Regulation FD Disclosure

Advanstar Communications Inc. (“Advanstar”), the registrant’s wholly-owned subsidiary, anticipates disclosing the following updated information to prospective investors. You should not expect that the following statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so.

As discussed in prior current reports on Form 8-K, Advanstar is currently participating, along with a limited number of other participants, in an auction to acquire a complementary business with 2002 revenue of less than $90 million. If Advanstar is selected as the winning bidder, it would need to complete due diligence and negotiate definitive documentation (Advanstar does not expect that a definitive agreement will be subject to a financing condition). Advanstar expects that, if it is successful, the total purchase price would be less than 20% of its total assets and that it would finance the acquisition with a combination of the proceeds of an equity contribution and the issuance of new debt. If Advanstar does not obtain sufficient proceeds from the issuance of new debt, it expects that it would use the proceeds of an additional equity contribution and up to approximately $35 million of available borrowings under its revolving credit facility and/or available cash ($20.6 million at June 30, 2003 on a pro forma basis giving effect to Advanstar’s recently announced private placement and the use of proceeds therefrom) which would reduce Advanstar’s available liquidity. Advanstar can provide no assurances that it will be successful in this auction.

* * *

Cautionary Statement on Forward-Looking Information

This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management, potential acquisitions and market growth and opportunity. These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. For example, statements about our expectations in connection with potential future acquisitions and possible financings are subject to a variety of uncertainties and are subject to change as a result of changes in circumstances that could make it difficult for us to consummate such acquisitions and financings on the terms described. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so. Important cautionary statements and risk factors that would affect actual results are discussed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled “Certain Factors Which May Affect Future Results” in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR, INC.

Date: August 8, 2003	By:	/s/ David W. Montgomery

Name: David W. Montgomery
Title: Vice President - Finance, Chief Financial Officer